UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2017

INVESTVIEW, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27019	87-0369205
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

12 South 400 West
Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	888-217-8720

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.02 — UNREGISTERED SALES OF EQUITY SECURITIES

On December 6, 2017, InvestView, Inc., entered into a Securities Purchase Agreement and a Registration Rights Agreement with D-Beta One EQ, Ltd., a Cayman Islands entity, and a Standby Equity Distribution Agreement with YAII PN, Ltd., a Cayman Islands entity. Although D-Beta One EQ and YAII PN are affiliates of each other, they are not our affiliates.

Under the terms of the Securities Purchase Agreement with D-Beta One EQ, we agreed to sell 20,000,000 shares of our common stock for $650,000, or $0.0325 per share. Ten million shares were delivered at closing for $325,000, with the other ten million to be delivered when we have successfully increased our authorized shares to 10,000,000,000 shares. The Registration Rights Agreement requires us to file a registration statement registering D-Beta One EQ’s resale of the shares within 60 calendar days.

Under the Standby Equity Distribution Agreement with YAII PN, YAII PN has agreed to purchase up to $5,000,000 of our common stock at our request during the 36 months following the date of the agreement. The shares would be purchased at 87.5% of the market price and would be subject to certain limitations, including that YAII PN could not purchase any shares that would result in it owning more than 4.99% of our common stock. The resale of these shares would be registered in the same registration statement as that for the D-Beta One EQ shares. We agreed to pay YAII PN a commitment fee of 4,273,504 shares upon signing of the agreement.

The securities were issued as the result of arm’s-length negotiations directly with the recipient in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering, and Rule 506(b). No advertising or general solicitation was employed in offering the securities. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number*	Title of Document	Location
Item 10	Miscellaneous
10.33	Securities Purchase Agreement between InvestView, Inc., and D-Beta One EQ, Ltd., entered December 6, 2017	Attached
10.34	Registration Rights Agreement between InvestView, Inc., and D-Beta One EQ, Ltd., entered December 6, 2017	Attached
10.35	Standby Equity Distribution Agreement between InvestView, Inc., and YAII PN, Ltd., entered December 6, 2017	Attached

* All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document. Omitted numbers in the sequence refer to documents previously filed as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTVIEW, INC.

Dated: December 13, 2017	By:	/s/ William C. Kosoff
William C. Kosoff
Acting Chief Financial Officer